================================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D. C. 20549

                                   Form 8-K/A

                          AMENDMENT TO CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): August 27, 1999


                                COMPS.COM, Inc.
             (Exact name of registrant as specified in its charter)



          Delaware                    000-25913                 33-0645337
--------------------------------------------------------------------------------
(State or other jurisdiction        (Commission               (IRS Employer
     of incorporation)              File Number)           Identification No.)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
9888 Carroll Centre Road, Suite 100, San Diego,                  92126-4580
                    California
--------------------------------------------------------------------------------
(Address of principal executive offices)                          (Zip Code)
--------------------------------------------------------------------------------


      Registrant's telephone number, including area code:  (858) 578-3000

================================================================================

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     COMPS.COM, Inc. (the "Company") filed a Current Report on Form 8-K with the Commission on September 13, 1999. At Item 7 of the report, the Company indicated that it would file audited financial statements of the acquired businesses and the Company's pro forma financial information at a later date. That information follows.

     (a) Financial Statements of Sendero Investments, Inc., Parramore, Inc., and The Commercial Broker's Network (A Joint Venture between ARA-D/FW, Inc. and Sendero Investments, Inc.

          Audited Financial Statements of Sendero Investments, Inc., as of and for the year ended December 31, 1998, which include the following:

          (i)    Independent Auditors' Report
          (ii)   Balance Sheets
          (iii)  Statements of Operations
          (iv)   Statements of Changes in Stockholder's Equity (Deficit)
          (v)    Statements of Cash Flows
          (vi)   Notes to Financial Statements

          Audited Financial Statements of Parramore, Inc. as of and for the year ended December 31, 1998, which include the following:

          (vii)  Independent Auditors' Report
          (viii) Balance Sheets
          (ix)   Statement of Operations and Changes in Retained Earnings
          (x)    Statements of Cash Flows
          (xi)   Notes to Financial Statements

          Audited Financial Statements of The Commercial Broker's Network as of December 31, 1998 and for the period from June 1, 1998 (inception) to December 31, 1998, which include the following:

          (xii)  Independent Auditors' Report
          (xiii) Balance Sheets
          (xiv) Statements of Operations and Changes in Joint Venture Capital (Deficit)
          (xv)   Statements of Cash Flows
          (xvi)  Notes to Financial Statements

     (b)  Pro Forma Financial Statements.

          Unaudited Pro Forma Condensed Financial Statements of COMPS.COM, Inc. as of June 30, 1999 and December 31, 1998, which include the following:

          (i)    Introduction to Unaudited Pro Forma Condensed Financial
                 Statements
          (ii)   Unaudited Pro Forma Condensed Balance Sheet
          (iii)  Unaudited Pro Forma Condensed Statements of Operations
          (iv)   Notes to Unaudited Pro Forma Condensed Financial Statements

     (c)    Exhibits.

               23.1  Consent of Independent Auditors, Sprouse & Winn, L.L.P.

The Board of Directors
Sendero Investments, Inc.



                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

We have audited the accompanying balance sheet of Sendero Investments, Inc. (the Company) as of December 31, 1998, and the related statements of operations, changes in stockholder's equity (deficit), and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1998, and the results of its operations and cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/ SPROUSE & WINN,  L.L.P.

October 8, 1999

                           SENDERO INVESTMENTS, INC.

                                 Balance Sheets

                                                                                  Unaudited
                                                                                   --------
                                                               December 31,         June 30,
                                                                  1998               1999
                                                                 --------          --------
Assets
Total assets                                                     $    -0-          $    -0-
                                                                 ========          ========
Liabilities:
Total liabilities                                                $    -0-          $    -0-
                                                                 --------          --------
 Stockholder's equity
    Common stock - No par value; 10,000 shares
     authorized, 1,000 shares issued and outstanding                4,000             4,000
    Additional paid in capital                                     28,148            28,148
    Retained earnings (deficit)                                   (32,148)          (32,148)
                                                                 --------          --------
Total stockholder's equity (deficit)                                  -0-               -0-
                                                                 --------          --------
Total liabilities and stockholder's equity                       $    -0-          $    -0-
                                                                 ========          ========

                       See notes to financial statements

                           SENDERO INVESTMENTS, INC.

                            Statements of Operations


                                                                                    Unaudited
                                                                    --------------------------------------------
                                       December 31,                 Six Months Ended            Six Months Ended
                                          1998                       June 30, 1998               June 30, 1999
                                      -------------                  -------------               -------------
Revenue                               $         -0-                  $         -0-               $         -0-
Expenses                                        -0-                            -0-                         -0-
                                      -------------                  -------------               -------------
Net income                            $         -0-                  $         -0-               $         -0-
                                      -------------                  -------------               -------------
Earnings per share                    $         -0-                  $         -0-               $         -0-
                                      =============                  =============               =============

                       See notes to financial statements

                           SENDERO INVESTMENTS, INC.

            Statements of Changes in Stockholder's Equity (Deficit)



                                                                          Additional      Retained
                                                             Common        Paid in       Earnings
                                                             Stock         Capital       (Deficit)         Total
                                                             ------        -------       --------         --------
Beginning balance, January 1, 1998                           $4,000        $   -0-       $(32,148)        $(28,148)
Additional paid in capital contributed by stockholder           -0-         28,148            -0-           28,148
Net income                                                      -0-            -0-            -0-              -0-
                                                             ------        -------       --------         --------
Ending balance, December 31, 1998                            $4,000        $28,148       $(32,148)        $    -0-
                                                             ======        =======       ========         ========

Beginning balance, January 1, 1998 (unaudited)               $4,000        $   -0-       $(32,148)        $(28,148)
Net income (unaudited)                                          -0-            -0-            -0-              -0-
                                                             ------        -------       --------         --------
Ending balance, June 30, 1998 (unaudited)                    $4,000        $   -0-       $(32,148)        $(28,148)
                                                             ======        =======       ========         ========


Beginning balance, January 1, 1999 (unaudited)               $4,000        $28,148       $(32,148)        $    -0-
Net income (unaudited)                                          -0-            -0-            -0-              -0-
                                                             ------        -------       --------         --------
Ending balance, June 30, 1999 (unaudited)                    $4,000        $28,148       $(32,148)        $    -0-
                                                             ======        =======       ========         ========


                       See notes to financial statements

                           SENDERO INVESTMENTS, INC.

                           Statements of Cash Flows



                                                                                        Unaudited
                                                                            ------------------------------------
                                                                             Six Months             Six Months
                                                     December 31,               Ended                  Ended
                                                         1998               June 30, 1998          June 30, 1999
                                                     -------------          -------------          -------------
Cash flows from operating activities
  Net income (loss)                                  $         -0-          $        -0-           $        -0-
                                                     -------------          ------------           ------------
Net cash provided by operating activities                      -0-                   -0-                    -0-
                                                     -------------          ------------           ------------
Net increase (decrease) in cash                                -0-                   -0-                    -0-
Cash, beginning of period                                      -0-                   -0-                    -0-
                                                     -------------          ------------           ------------
Cash, end of period                                  $         -0-          $        -0-           $        -0-
                                                     =============          ============           ============



NON CASH TRANSACTIONS
---------------------
A note payable to a stockholder of $28,148 was converted to additional paid in capital as of December 30, 1998.

                            SENDRO INVESTMENTS, INC.

                         Notes to Financial Statements

      (All information related to the six months ended June 30, 1998 and
                          June 30, 1999 is unaudited)

NOTE 1:   ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

          NATURE OF OPERATIONS

           Sendero Investments, Inc. (the Company) was organized to own and operate an information data service business.

          REVENUE RECOGNITION

           The Company prepares its financial statements on the accrual basis of accounting whereby revenues and expenses are recognized in the period earned or incurred.

          USE OF ESTIMATES

           The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


          FEDERAL INCOME TAX

           Effective August 28, 1991, the stockholder of the Company filed an election that the Company is treated as an S corporation for Federal income tax purposes. As such, the Company is not, in general, subject to Federal income tax, but rather income and expenses are passed through to the stockholder, who must report the income and expenses on his own income tax return.

NOTE 2:   RELATED PARTY TRANSACTIONS

          The Company entered into an agreement with Parramore, Inc., d.b.a. The Flick Report, an affiliated company. Parramore will provide management and marketing services to a joint venture on behalf of the Company in return for revenues generated by the joint venture. Revenues and expenses associated with the joint venture are not included in these financial statements.

NOTE 3:   SUBSEQUENT EVENT

          In August 1999, the sole stockholder entered into an agreement to sell 100 percent of the outstanding stock in Sendero Investments, Inc. to another company.

The Board of Directors
Parramore, Inc.
 dba The Flick Report



                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

We have audited the accompanying balance sheet of Parramore, Inc. dba The Flick Report (the Company) as of December 31, 1998, and the related statements of operations and changes in retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1998 and the results of its operations and cash flows for the year then ended in conformity with generally accepted accounting principles.


/s/ SPROUSE & WINN, L.L.P.

September 10, 1999

                                PARRAMORE, INC.
                              dba THE FLICK REPORT

                                 Balance Sheets

                                                                                    Unaudited
                                                                                    --------
                                                            December 31,             June 30,
                                                               1998                   1999
                                                              --------              --------
Assets
Current assets:
  Cash                                                        $ 41,943              $ 41,827
  Accounts receivable, less allowance for doubtful              28,924                27,325
   accounts (Note 2)
  Prepaid expenses                                               3,678                 3,678
  Other assets                                                   5,020                 3,106
  Note receivable (Note 3)                                      27,744                   -0-
                                                              --------              --------
      Total current assets                                     107,309                75,936
Property and equipment, net (Note 4)                            27,594                30,756
Total assets                                                  $134,903              $106,692
                                                              ========              ========

Liabilities:
Current liabilities:
  Accounts payable                                            $ 12,500              $ 11,392
  Accrued expenses                                              42,511                32,710
  Deferred revenue                                              11,868                13,872
      Total current liabilities                                 66,879                57,974
                                                              --------              --------
Total liabilities                                               66,879                57,974
                                                              --------              --------
Stockholder's equity
  Common stock - No par value; shares authorized
   10,000, issued and outstanding 50                             1,000                 1,000

  Retained earnings                                             67,024                47,718
                                                              --------              --------
Total stockholder's equity                                      68,024                48,718
                                                              --------              --------
Total liabilities and stockholder's equity                    $134,903              $106,692
                                                              ========              ========

                       See notes to financial statements

                                PARRAMORE, INC.
                             dba THE FLICK REPORT

                         Statements of Operations and
                         Changes in Retained Earnings


                                                                                                 Unaudited
                                                                            ------------------------------------------------
                                                       Year Ended               Six Months Ended           Six Months Ended
                                                    December 31, 1998             June 30, 1998              June 30, 1999
                                                 --------------------       ---------------------      ---------------------
Publication / subscription revenue                           $555,870                    $264,733                   $300,115
Cost of services                                              211,447                      99,405                    127,214
                                                 --------------------       ---------------------      ---------------------
Gross profit                                                  344,423                     165,328                    172,901
                                                 --------------------       ---------------------      ---------------------

General & administrative expenses
   Postage                                                     10,833                       5,272                      2,917
   Advertising                                                  4,620                       1,433                      3,430
   Marketing, general                                          15,274                       9,749                      1,620
   Auto expense                                                11,911                       1,768                      2,595
   Depreciation and amortization expense                        4,849                       2,144                      3,770
   Business meals and entertainment                             4,205                       2,005                      3,011
   Bad debts                                                   10,415                         460                        635
   Conventions / seminars                                       2,905                         -0-                        -0-
   Computer expenses                                           14,197                       8,972                        950
   Dues and subscriptions                                       4,214                       1,833                      2,144
   Insurance                                                   13,670                       6,407                      8,775
   Office expense & supplies                                   15,200                       5,429                      8,581
   Accounting services                                          6,930                       3,030                      3,900
   Legal & professional services                                  150                      (4,570)                      (140)
   Rent (Note 7)                                               14,916                       5,500                      6,750
   Taxes                                                        1,281                       1,028                        -0-
   Telephone                                                    9,725                       4,091                      3,050
   Travel                                                       5,206                       3,520                        -0-
   Payroll processing fees                                        740                         382                        495
   Utilities                                                    2,263                         854                        953
   Payroll & payroll taxes                                    170,864                      80,405                    134,083
   Employee expenses                                              564                         564                        -0-
   SEP expense (Note 6)                                        22,466                       9,083                     12,316
   Miscellaneous expense                                        2,919                       1,679                      1,538
                                                 --------------------       ---------------------      ---------------------
  Total General and Administrative Expenses                   350,317                     151,038                    201,373
                                                 --------------------       ---------------------      ---------------------
Other income (expense) (Note 5)                                14,018                       3,581                      9,166
                                                 --------------------       ---------------------      ---------------------
Net income (loss) before income tax                             8,124                      17,871                    (19,306)
Income tax expense - current                                      105                         -0-                        -0-
Net income (loss)                                               8,019                      17,871                    (19,306)
Retained earnings, beginning                                   59,005                      59,005                     67,024
                                                 --------------------       ---------------------      ---------------------
Retained earnings, ending                                    $ 67,024                    $ 76,876                   $ 47,718
                                                 ====================       =====================      =====================
Earnings (loss) per share                                    $    160                    $    357                   $   (386)
                                                 ====================       =====================      =====================

                       See notes to financial statements

                                PARRAMORE, INC.
                             dba THE FLICK REPORT

                           Statements of Cash Flows

                                                                                                 Unaudited
                                                                                 ---------------------------------------
                                                              December 31,       Six Months Ended       Six Months Ended
                                                                  1998             June 30, 1998          June 30, 1999
                                                           ---------------       ----------------       ----------------
Cash flows from operating activities
  Net income (loss)                                               $  8,019                $17,871               $(19,306)
  Adjustments to reconcile change in net income to net cash
    provided by operating activities:
      Depreciation and amortization                                  4,849                  2,144                  3,770
      Bad debt expense                                              10,415                    460                    635
      Loss on sale / disposal of property                              614                    614                    -0-
      (Increase) decrease in assets:
         Accounts receivable                                        (1,945)                  (348)                   966
         Prepaid expenses                                           (3,678)                (1,983)                   -0-
         Other assets                                                 (603)                  (269)                 1,914
      Increase (decrease) in liabilities:
         Accounts payable                                           (7,168)                 3,345                 (1,108)
         Accrued expenses                                           32,819                 20,159                 (9,801)
         Federal income tax payable                                 (2,317)                (2,317)                   -0-
         Deferred revenue                                              432                  1,558                  2,003
                                                           ---------------       ----------------       ----------------
Net cash provided (used) by operating activities                    41,437                 41,234                (20,927)
                                                           ---------------       ----------------       ----------------

Cash flows from investing activities
  Acquisition of property and equipment                            (19,110)                (5,940)                (6,933)
  Proceeds from sales of property                                      225                    225                    -0-
  Net change in notes receivable                                    14,030                    -0-                 27,744
                                                           ---------------       ----------------       ----------------
Net cash provided (used) by investing activities                    (4,855)                (5,715)                20,811
                                                           ---------------       ----------------       ----------------
                                                                    36,582                 35,519                   (116)
Net increase (decrease) in cash
Cash, beginning of period                                            5,361                  5,361                 41,943
                                                           ---------------       ----------------       ----------------
Cash, end of period                                               $ 41,943                $40,880               $ 41,827
                                                           ===============       ================       ================

Supplemental Disclosure of Cash Flow Information:
  Interest paid                                                   $    219                $    42               $    -0-
                                                           ===============       ================       ================
  Taxes paid                                                      $  3,600                $ 1,028               $    -0-
                                                           ===============       ================       ================

                       See notes to financial statements

                                PARRAMORE, INC.
                              dba THE FLICK REPORT

                         Notes to Financial Statements

        (All information related to the six months ended June 30, 1998 and June 30, 1999 is unaudited)


NOTE 1:   ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

          NATURE OF OPERATIONS

           Parramore, Inc. dba The Flick Report (the Company) publishes The Flick Report, which is a bi-monthly commercial real estate trade journal for central Texas. It contains industry-related articles, news, and information as well as listing and display advertisements for real estate properties, companies, and vendors.

          REVENUE RECOGNITION

           The Company prepares its financial statements on the accrual basis of accounting whereby revenues and expenses are recognized in the period earned or incurred.

          ACCOUNTS RECEIVABLE

           The Company provides for uncollectible accounts receivable using the allowance method of accounting for bad debts. Under this method of accounting, a provision for uncollectible accounts is charged to earnings. The allowance is increased or decreased based on past collection history and management's evaluation of accounts receivable. All amounts considered uncollectible are charged against the allowance account and recoveries of previously charged off accounts are added to the allowance.

          PROPERTY AND EQUIPMENT

           The Company capitalizes assets with a cost greater than $1,000. Assets acquired before January 1, 1997 were capitalized if costs were greater than $500. Depreciation is determined using the straight-line method over the estimated useful lives of the property and equipment. Estimated useful lives of property and equipment range from five to seven years.

           Impairment losses are recorded on long-lived assets used in operations when indicators of impairment are present and undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. There is no impairment loss recorded in these financial statements.

          CONCENTRATION OF CREDIT RISK

           Accounts receivable potentially expose the Company to concentrations of credit risk as defined by Statement of Financial Accounting Standard No. 105, Disclosure of Information about Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentrations of Credit Risk.

           The Company provides credit in the normal course of business to customers located in the Central Texas area. The Company maintains allowances for potential credit losses.

                                PARRAMORE, INC.
                              dba THE FLICK REPORT

                         Notes to Financial Statements
                                  (Continued)

        (All information related to the six months ended June 30, 1998 and June 30, 1999 is unaudited)


NOTE 1:   ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

          DEFERRED REVENUE

           The Company collects annual subscriptions for publications. The portion of the subscriptions received prior to the end of the year which are applicable to the subsequent year has been deferred and will be recognized as revenue during such period as the subscriptions are earned.

          ADVERTISING

           Advertising costs are expensed when incurred.

          USE OF ESTIMATES

           The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          FEDERAL INCOME TAX

           The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Deferred income taxes if any, reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

NOTE 2:    ACCOUNTS RECEIVABLE

           Accounts receivable consist of the following:

                                                           1998
                                                          -------
           Trade accounts receivable                      $38,152
           Less allowance for doubtful accounts            (9,228)
                                                          -------
           Net Accounts Receivable                        $28,924
                                                          =======

                                PARRAMORE, INC.
                             dba THE FLICK REPORT

                         Notes to Financial Statements
                                  (Continued)

        (All information related to the six months ended June 30, 1998 and June 30, 1999 is unaudited)


NOTE 3:   NOTE RECEIVABLE

          Note receivable consists of a note due from the stockholder. Interest is calculated at the applicable federal tax rate. The note receivable was repaid during 1999.


NOTE 4:   PROPERTY AND EQUIPMENT

          Property and equipment at December 31, 1998 consists of the following:

                                                                 1998
                                                               --------
          Furniture and equipment                              $ 19,047
          Computers and software                                 27,097
                                                               --------
            Total property and equipment                         46,144
          Less accumulated depreciation and amortization        (18,550)
                                                               --------
            Net property and equipment                         $ 27,594
                                                               ========


NOTE 5:   OTHER INCOME (EXPENSE)

                                                                1998
                                                               -------
          Other income                                         $14,851
          Gain (loss) on sale / disposal of property              (614)
          Interest expense                                        (219)
                                                               -------
                                                               $14,018
                                                               =======

NOTE 6:   RETIREMENT PLAN

          On January 15, 1995 the Company established a defined contribution plan. All employees who have attained the age of 21 and have completed three years of credited service are eligible to participate in the defined contribution plan. The Company contributes annually an amount determined by the Board of Directors. Employer contributions to the plan were $22,466 for 1998.

                                PARRAMORE, INC.
                             dba THE FLICK REPORT

                         Notes to Financial Statements
                                  (Continued)

        (All information related to the six months ended June 30, 1998 and June 30, 1999 is unaudited)


NOTE 7:   LEASE AGREEMENTS

          The Company leases office space under an agreement that expires in 2000. The future minimum rental payments required under this non-cancelable operating lease as of December 31, 1998 are as follows:

          1999                                                $16,200
          2000                                                 12,150
                                                              -------
          Total minimum payments                              $28,350
                                                              =======

          Total rent expense for the year ended December 31, 1998 was $14,916.

NOTE 8:   SUBSEQUENT EVENT

          In August 1999, the sole stockholder entered into an agreement to sell 100 percent of the outstanding stock in Parramore, Inc. to another company.

NOTE 9:   RELATED PARTY TRANSACTIONS

          The Company entered into an agreement with Sendero Investments, Inc., an affiliated company, to provide management and marketing services to a joint venture on behalf of the affiliate in return for revenues generated by the joint venture. Revenues and expenses associated with the joint venture are included in the financial statements. Revenues related to the joint venture were $75,551 for the year ended December 31, 1998.

          The Company had a note receivable from the stockholder for $27,744 at December 31, 1998.

To the Partners of
 The Commercial Broker's Network


                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------


We have audited the accompanying balance sheet of The Commercial Broker's Network (a joint venture project) (Project) as of December 31, 1998, and the related statements operations and changes in joint venture capital (deficit), and cash flows for the period June 1, 1998 (inception) through December 31, 1998. These financial statements are the responsibility of the Project's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit of the financial statements provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Project as of December 31, 1998, and the results of its operations and cash flows for the period June 1, 1998 (inception) through December 31, 1998 in conformity with generally accepted accounting principles.


/s/ SPROUSE & WINN, L.L.P.


September 8, 1999
Austin, Texas

                        THE COMMERCIAL BROKER'S NETWORK

                                 Balance Sheets


                                                                                        Unaudited
                                                                                        --------
                                                             December 31,                June 30,
                                                                1998                      1999
                                                              --------                  --------
Assets
Current assets:                                               $ 18,239
  Cash                                                                                  $ 67,203
  Accounts receivable                                              -0-                     2,088
                                                              --------                  --------

Total current assets                                            18,239                    69,291
                                                              --------                  --------
Total assets                                                  $ 18,239                  $ 69,291
                                                              ========                  ========
Liabilities
Current liabilities:
  Sales tax payable                                           $  1,205                  $  8,932
  Other liabilities                                                -0-                       -0-
  Deferred subscription revenue                                 36,607                    78,067
                                                              --------                  --------
  Total current liabilities                                     37,812                    86,999
                                                              --------                  --------
Joint venture capital (Deficit)                                (19,573)                  (17,708)
                                                              --------                  --------
Total liabilities and joint venture capital                   $ 18,239                  $ 69,291
                                                              ========                  ========

               See accompanying notes to the financial statements

                        THE COMMERCIAL BROKER'S NETWORK

                          Statements of Operations and
                   Changes in Joint Venture Capital (Deficit)

                                                                                           Unaudited
                                                                           --------------------------------------
                                                                               Period From
                                                     Period From June         June 1, 1998
                                                         1, 1998               (Inception)           Six Months
                                                      (Inception) to           To June 30,              Ended
                                                    December 31, 1998             1998              June 30, 1999
                                                 --------------------      ----------------     -----------------
Revenues
  Subscription revenue                                      $ 112,500                $6,572             $ 123,781
  Interest income                                                 610                   -0-                   703
  Other income                                                     35                   -0-                   -0-
                                                 --------------------      ----------------     -----------------
    Total revenue                                             113,145                 6,572               124,484
                                                 --------------------      ----------------     -----------------

Expenses
  Operational and administrative fees                           3,540                    80                 6,158

Net income                                                    109,605                 6,492               118,326

Beginning joint venture capital (deficit)                         -0-                   -0-               (19,573)
Distributions to joint venture partners                      (129,178)                  -0-              (116,461)
                                                 --------------------      ----------------     -----------------
Ending joint venture capital (deficit)                      $ (19,573)               $6,492             $ (17,708)
                                                 ====================      ================     =================

               See accompanying notes to the financial statements

                        THE COMMERICAL BROKER'S NETWORK

                            Statements of Cash Flows

                                                                                                      Unaudited
                                                                                    ---------------------------------------
                                                              Period From June           Period From
                                                                   1, 1998              June 1, 1998            Six Months
                                                               (Inception) to          (Inception) to             Ended
                                                              December 31, 1998         June 30, 1998         June 30, 1999
                                                           -------------------      -----------------         -------------
Cash flows from operating activities
  Net income                                                         $ 109,605                $ 6,492             $ 118,326
  Adjustments to reconcile net income to net cash
    Provided by (used in) operating activities:
      Increase in accounts receivable                                      -0-                 (1,747)               (2,088)
      Increase in sales tax payable                                      1,205                  1,147                 7,727
      Increase in other liabilities                                        -0-                    119                   -0-
      Increase in deferred subscription revenue                         36,607                  7,589                41,460
Net cash provided by operating activities                              147,417                 13,600               165,425
                                                           -------------------      -----------------      ----------------
Cash flows from financing activities
      Distributions to joint venture partners                         (129,178)                   -0-              (116,461)
                                                           -------------------      -----------------      ----------------
Net increase in cash                                                    18,239                 13,600                48,964
Cash, beginning of period                                                  -0-                    -0-                18,239

Cash, end of period                                                  $  18,239                $13,600             $  67,203
                                                           ===================      =================      ================

               See accompanying notes to the financial statements

                          COMMERCIAL BROKER'S NETWORK

                         Notes to Financial Statements

(All information related to the period from June 1, 1998 (Inception) to June 30, 1998 and the period from January 1,1999 to June 30, 1999 is unaudited)


NOTE 1:  DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         ENTITY

            Commercial Broker's Network (Project) is a joint venture project between ARA - HL, Inc. (a Texas Corporation) and Sendero Investments, Inc. (a Texas Corporation).

         DESCRIPTION OF BUSINESS

            The joint venture project was formed specifically for the purpose of developing, marketing and operating a real estate information service and trade association referred to as The Commercial Broker's Network. The term of this agreement is for three years unless earlier termination is agreed upon by both parties in writing. ARA-HL, Inc., at its own expense, shall perform all programming and software development required for the Project's Internet online information system. Sendero Investments, Inc., at its own expense, performs all marketing, client development and administration needed to build sales and support the business operations of the Project. Sendero Investments, Inc. assigned its interest in the project to a related entity, Parramore, Inc., on June 23, 1997. Both entities shall contribute the use of their own hardware, software and office overhead needed to develop the online system and business development. The cost of services provided by ARA-HL, Inc. and Sendero Investments, Inc. is borne by ARA-HL, Inc. and Sendero Investments, Inc. and therefore is not reflected in these financial statements. The entities must agree in a written agreement before purchasing any additional services or products with the use of the Project's assets. Net income and losses are shared equally.

         BASIS OF ACCOUNTING

            Revenue and expenses are recognized under the accrual method of accounting. Revenue is recognized when earned and expenses are recognized when incurred.

         ESTIMATES

            The preparation of the financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities. Actual results could differ from those estimates.

         DEFERRED SUBSCRIPTION REVENUE

            Deferred subscription revenue consists of subscriptions purchased for an extended period of time, which has yet to expire.

                          COMMERICAL BROKER'S NETWORK

                         Notes to Financial Statements
                                  (Continued)

(All information related to the period from June 1, 1998 (Inception) to June 30, 1998 and the period from January 1,1999 to June 30, 1999 is unaudited)


NOTE 1: DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         CONCENTRATION OF BUSINESS RISK

            The Project's service is generally only available for the greater Austin, Texas area.


NOTE 2:  SUBSEQUENT EVENTS

          ARA - HL, Inc. assigned its interest in the Project to a related entity, ARA - D/FW, Inc. Distributions will continue to be made to ARA - HL, Inc.

          The Project changed its partner distribution percentages to 55% to ARA
          - HL, Inc. and 45% to Sendero Investments, Inc.

          The joint venture partners have entered into an agreement to sell the joint venture project.

       COMPS.COM, INC. AND SENDERO INVESTMENTS, INC., PARRAMORE, INC.,
                      AND THE COMMERCIAL BROKER'S NETWORK

              Unaudited Pro Forma Condensed  Financial Statements

The unaudited pro forma condensed balance sheet gives effect to the acquisitions of Sendero Investments, Inc. ("Sendero"), Parramore, Inc. ("Parramore"), and The Commercial Broker's Network ("CBN") as if they had occurred on June 30, 1999.

The unaudited pro forma condensed statements of operations give effect to the acquisitions of Sendero, Parramore, and CBN using the purchase method of accounting. The pro forma condensed statement of operations for the year ended December 31, 1998 gives effect to the acquisitions as if they had occurred on January 1, 1998 except for CBN which was formed in June 1, 1998. The pro forma condensed statement of operations for the six months ended June 30, 1999 gives effect to the acquisitions as if they had occurred on January 1, 1999.

The unaudited pro forma condensed statements of operations are presented for illustrative purposes only and are not necessarily indicative of the results of operations that would have actually been reported had the acquisitions of Sendero, Parramore, and CBN occurred at the beginning of the applicable periods, as assumed, nor is it necessarily indicative of the Company's future results of operations. These unaudited pro forma condensed statements of operations do not incorporate, nor do they assume, any benefits from cost savings or synergies of operations resulting from the acquisition. They should be read in conjunction with the historical financial statements and notes thereto of the respective entities.

                       PRO FORMA CONDENSED BALANCE SHEET
                                 June 30, 1999
                                  (Unaudited)
                                 (In thousands)

                                                                  SENDERO
                                                 COMPS.COM,     INVESTMENTS    PARRAMORE                   PRO FORMA         PRO
                                                   INC.            INC.           INC.           CBN       ADJUSTMENTS      FORMA
                                                 --------       ----------      --------       -------       ------        --------
Current assets:
  Cash and cash equivalents                      $ 58,439       $       -       $     42       $    67         (843)       $ 57,705
  Accounts receivable                               2,049                             27             2                        2,078
  Prepaid expenses                                    462                              7                                        469
                                                 --------       ----------      --------       -------       ------        --------
Total current assets                               60,950                             76            69         (843)         60,252
                                                 --------       ----------      --------       -------       ------        --------
Furniture and equipment, net                        1,812                             31                                      1,843

Intangible assets,  net                             6,107                                                     2,549           8,656
Deposits and other assets                             300                                                                       300
                                                 --------       ----------      --------       -------       ------        --------
Total assets                                     $ 69,169       $       -       $    107       $    69       $1,706         $71,051
                                                 ========       ==========      ========       =======       ======        ========
Current liabilities:
  Accounts payable                               $  1,856       $       -       $     11       $     -       $    -         $ 1,867
  Accrued liabilities                               1,108                             33             9          121           1,271
  Current portion of long-term debt                 1,042                                                       244           1,286
  Current portion of capital lease obligations         32                                                                        32
  Deferred subscription revenue                     5,097                             14            78          (41)          5,148
                                                 --------       ----------      --------       -------       ------        --------
Total current liabilities                           9,135                             58            87          324           9,604

Long-term debt, less current portion                2,474                                                     1,413           3,887

Capital lease obligations, less
   current portion                                     13                                                                        13
Deferred rent                                          67                                                                        67
                                                 --------       ----------      --------       -------       ------        --------
Total liabilities                                  11,689                             58            87        1,737          13,571

Stockholders' equity (deficit)
  Common stock                                        112               4              1                         (5)            112
  Additional paid-in capital                       76,322              28                                       (28)         76,322
  Warrants                                            514                                                                       514
  Deferred compensation                            (3,877)                                                                   (3,877)
  Accumulated deficit                             (15,591)            (32)            48           (18)           2         (15,591)
                                                 --------       ----------      --------       -------       ------        --------
Total stockholders' equity (deficit)               57,480               -             49           (18)         (31)         57,480
                                                 --------       ----------      --------       -------       ------        --------
Total liabilities  and stockholders'
  equity (deficit)                               $ 69,169       $       -       $    107       $    69       $1,706        $ 71,051
                                                 ========       ==========      ========       =======       ======        ========

See accompanying notes to pro forma condensed financial statements.

                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                         Six Months Ended June 30, 1999
                                  (Unaudited)
                (In thousands, except share and per share data)

                                                                  SENDERO
                                                 COMPS.COM,     INVESTMENTS    PARRAMORE                   PRO FORMA         PRO
                                                   INC.            INC.           INC.           CBN       ADJUSTMENTS      FORMA
                                                 --------       ----------      --------       -------       ------        --------
Net revenues                                     $   7,400      $        -      $    300       $   123                     $  7,823
Cost of revenues                                     3,728                           127                                      3,855
                                                 --------       ----------      --------       -------       ------        --------
Gross profit                                        3,672                            173           123                        3,968

Operating expenses:
   Selling, marketing and administrative            6,561                            201             6          290           7,058
   Product development                              1,014                                                                     1,014
                                                 --------       ----------      --------       -------       ------        --------
Total operating expenses                            7,575                            201             6          290           8,072
Income (loss) from operations                      (3,903)                           (28)          117         (290)         (4,104)
Other income (expense)                                 (4)                             9             1          (89)            (83)
                                                 --------       ----------      --------       -------       ------        --------
Net income (loss)                                  (3,907)                           (19)          118         (379)         (4,187)
Dividend accretion on preferred stock                (435)                                                                     (435)
                                                 --------       ----------      --------       -------       ------        --------
Loss attributable to common stockholders,
     basic and diluted                           $ (4,342)      $        -      $    (19)      $   118       $ (379)       $ (4,622)
                                                 ========       ==========      ========       =======       ======        ========
Net loss per share attributable to common
     stockholders, basic and diluted             $  (0.72)                                                                 $  (0.76)
                                                 ========                                                                  ========
Shares used in computing net loss
 attributable to common stockholders, basic
 and diluted                                    6,057,459                                                                 6,057,459
                                                =========                                                                 =========


See accompanying notes to pro forma condensed financial statements.

                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                         Year Ended December 31, 1998
                                  (Unaudited)
                (In thousands, except share and per share data)

                                                                  SENDERO
                                                 COMPS.COM,     INVESTMENTS    PARRAMORE                   PRO FORMA         PRO
                                                   INC.            INC.           INC.           CBN       ADJUSTMENTS      FORMA
                                                 --------       ----------      --------       -------       ------        --------
Net revenues                                     $  12,900      $        -      $    555       $   113                     $ 13,568
Cost of revenues                                     5,768                           211             3                        5,982
                                                 ---------      ----------      --------       -------       ------        --------
Gross profit                                         7,132                           344           110                        7,586

Operating expenses:
   Selling, marketing and administrative             7,298                           350             1          580           8,229
   Product development                               1,233                                                                    1,233
                                                 ---------      ----------      --------       -------       ------        --------
Total operating expenses                             8,531                           350             1          580           9,462

Income (loss) from operations                       (1,399)                           (6)          109         (580)         (1,876)
Other income (expense)                                (260)                           14                       (189)           (435)
                                                 ---------      ----------      --------       -------       ------        --------
Net income (loss)                                   (1,659)                            8           109         (769)         (2,311)
Dividend accretion on preferred stock                 (454)                                                                    (454)
                                                 ---------      ----------      --------       -------       ------        --------
Loss attributable to common stockholders,
     basic and diluted                           $  (2,113)     $        -      $      8       $   109       $ (769)       $ (2,765)
                                                 =========      ==========      ========       =======       ======        ========
Net loss per share attributable to common
     stockholders, basic and diluted             $   (0.60)                                                                $  (0.79)
                                                 =========                                                                 ========
Shares used in computing net loss
     attributable to common
     stockholders, basic and diluted             3,517,056                                                                3,517,056
                                                 =========                                                                =========

See accompanying notes to pro forma condensed financial statements.

       COMPS.COM, INC. AND SENDERO INVESTMENTS, INC., PARRAMORE, INC.,
                      AND THE COMMERCIAL BROKER'S NETWORK

               Notes To Pro Forma Condensed Financial Statements
                                  (Unaudited)

Note 1.

     On August 27, 1999, COMPS.COM, Inc., a Delaware corporation ("COMPS"), acquired 1) all of the outstanding stock of Sendero Investments, Inc., a Texas corporation ("Sendero"), 2) all of the outstanding stock of Parramore, Inc., a Texas corporation ("Parramore"), and 3) substantially all of the assets pertaining to the operations of the Commercial Brokers Network business ("CBN") of ARA-D/FW, Inc., a Texas corporation. The acquisitions were consummated on the terms set forth in the respective Stock Purchase Agreements and Asset Purchase Agreement dated August 27, 1999. Sendero is a party to a joint venture with ARA-D/FW operating the CBN, a comprehensive, internet-delivered, interactive, commercial real estate research and listings service subscribed to by members involved in the commercial real estate business in Central Texas. Parramore is in the business of publishing and selling The Flick Report, a bi-monthly central Texas commercial real estate trade journal.

     Under the terms of the Stock Purchase Agreement for Sendero, COMPS paid a total of $629,748 at the closing, $223,058 of which was in cash and $406,690 of which was in the form of a subordinated convertible note ("Sendero Note"). The Sendero Note bears interest at 7% per annum payable monthly, matures in August 2003, and can only be converted into common stock of COMPS if COMPS defaults under the terms of the Sendero Note. During the period in which a default under the terms of the Sendero Note has not been cured, the number of shares of COMPS common stock issuable upon such a conversion shall equal (i) the outstanding balance of the principal and accrued interest of the Sendero Note at the time of conversion, divided by (ii) the average of the closing prices of a share of COMPS common stock on the Nasdaq National Market for thirty consecutive trading days ending on the trading day immediately preceding the day of the default event.

     Under the terms of the Stock Purchase Agreement for Parramore, COMPS paid a total of $980,560 at the closing, $347,316 of which was in cash and $633,244 of which was in the form of a subordinated convertible note ("Parramore Note").
The Parramore Note bears interest at 7% per annum payable monthly, matures in August 2003, and can only be converted into common stock of COMPS if COMPS defaults under the terms of the Parramore Note. During the period in which a default under the terms of the Parramore Note has not been cured, the number of shares of COMPS common stock issuable upon such a conversion shall equal (i) the outstanding balance of the principal and accrued interest of the Parramore Note at the time of conversion, divided by (ii) the average of the closing prices of a share of COMPS common stock on the Nasdaq National Market for thirty consecutive trading days ending on the trading day immediately preceding the day of the default event.

     Under the terms of the Asset Purchase Agreement for ARA-D/FW, Inc., COMPS paid a total of $889,692 (plus the assumption of certain liabilities not to exceed $100,000) at the closing, $272,626 of which was in cash and $617,066 of which was in the form of two subordinated convertible notes ("Notes") in the amounts of $497,066 and $120,000. The note in the amount of $497,066 bears interest at 8% per annum payable monthly, requires semi-annual installments of principal of $62,133, and matures in August 2003. The note in the amount of $120,000 bears interest at 8% per annum and is due in two equal payments of principal plus accrued interest in February 2000 and August 2000. The Notes can only be converted into common stock of COMPS if COMPS defaults under the terms of the Notes. During the period in which a default under the terms of the Notes has not been cured, the number of shares of COMPS common stock issuable upon such a conversion shall equal (i) the outstanding balance of the principal and accrued interest of the Notes at the time of conversion, divided by (ii) the average of the closing prices of a share of COMPS common stock on the Nasdaq National Market for thirty consecutive trading days ending on the trading day immediately preceding the day of the default event.

     The total purchase price of $2,748,000, including acquisition costs of $121,000 assumption of deferred subscription revenue of $66,700 plus assumption of other liabilities of $60,400 was allocated, based upon management's best estimate of expected future results of the acquired assets, as follows:

        Current assets                     $  164,400
        Furniture and equipment                29,500
        Other assets                            3,000
        Intangible assets                   2,551,800
                                           ----------
                                           $2,748,800
                                           ==========

       COMPS.COM, INC. AND SENDERO INVESTMENTS, INC., PARRAMORE, INC.,
                      AND THE COMMERCIAL BROKER'S NETWORK

         Notes To Pro Forma Condensed Financial Statements (Continued)
                                  (Unaudited)


The intangible assets are being amortized over estimated useful lives ranging from three to five years.


Note 2.

The following are explanations of the adjustments reflected on the pro forma condensed financial statements.

  Pro Forma Condensed Balance Sheet as of June 30, 1999
  -----------------------------------------------------
  Adjustments reflect the acquisitions of Sendero, Parramore, and CBN for cash of $843,000, accrued liabilities for acquisition expenses of $121,000, assumption of liability for deferred subscription revenue of $50,000, and notes payable of $1,657,000. These adjustments result in the recording of intangible assets of $2,549,000 as of June 30, 1999.


  Pro Forma Condensed Statement of Operations for the Six Months Ended
  --------------------------------------------------------------------
  June 30, 1999
  -------------
  Adjustments reflect amortization of intangible assets acquired as a result of the acquisitions of $290,000 and interest expense of $89,000 on the notes payable issued in the acquisitions and assumed interest expense on the cash outlay of $843,000 at 8% as the Company did not have the available cash at the beginning of the six month period presented.


  Pro Forma Condensed Statement of Operations for the Year Ended
  --------------------------------------------------------------
  December 31, 1998
  -----------------
  Adjustments reflect amortization of intangible assets acquired as a result of the acquisitions of $580,000 and interest expense of $189,000 on the notes payable issued in the acquisitions and assumed interest expense on the cash outlay of $843,000 at 8% as the Company did not have the available cash at the beginning of the year presented.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        COMPS.COM, Inc.


Date: November 10, 1999                 /s/ Karen Goodrum
                                        ------------------
                                        (Karen Goodrum)
                                        Vice President, Chief Financial Officer
                                        (Principal Financial and Accounting
                                        Officer)